UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-12015	23-2018365
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2010, Healthcare Services Group, Inc. held its annual meeting of shareholders for the purposes of electing seven directors for a one-year term or until their successors are elected and qualified to fill the expiring terms of such directors.

All of the Company’s nominees for Director received the requisite plurality (i.e. the highest number of votes of the Company’s common stock in accordance with the bylaws of the Company and Section 1758 of the Pennsylvania Business Corporation Law) of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote thereon, and, accordingly, were elected to the Board of Directors for the ensuing year and until their successors are duly elected and qualified. The number of votes cast for and withheld from each nominee is set forth below:

	FOR	WITHHELD
Daniel P. McCartney	25,615,343	12,831,478
Joseph F. McCartney	17,965,967	20,480,854
Robert L. Frome	24,692,800	13,754,021
Thomas A. Cook	24,310,983	14,135,838
Robert J. Moss	22,644,751	15,802,070
John M. Briggs	16,430,541	22,016,280
Dino M. Ottaviano	28,648,517	9,798,304

The proposal for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2010 has received a plurality of the votes cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
41,014,003	582,783	6,799	-0-

The information contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

May 26, 2010	/S/ Richard W. Hudson
Date	Chief Financial Officer and Secretary